Main Street Capital Announces Fourth Quarter and Full Year 2010 Financial Results

HOUSTON, March 10, 2011 /PRNewswire/ -- Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) announced today its financial results for the fourth quarter and full year ended December 31, 2010.

Full Year 2010 Highlights

  Total investment income of $36.5 million, representing a 128% increase from 2009
  Distributable net investment income of $20.7 million (or $1.25 per share), representing a 102% increase from 2009 (1)
  Distributable net realized income of $17.9 million (or $1.08 per share), representing a 617% increase from 2009 (1)
  Net Asset Value of $13.06 per share at December 31, 2010, representing a 9% increase compared to $11.96 per share at December 31, 2009
  Paid dividends of $1.50 per share, or $0.125 per share for each month during 2010
  Consummated exchange offer to acquire majority of the equity interests in Main Street Capital II, LP (“MSC II”), a Main Street managed Small Business Investment Company (“SBIC”) fund, providing access to additional SBIC borrowing capacity
  Completed two public offerings, each of which at 123% of the then latest reported Net Asset Value per share for $85.9 million in total net proceeds
  Closed a new three-year $85 million credit facility to support future investment and operational activities which was subsequently increased to a $100 million facility

Fourth Quarter 2010 Highlights

  Total investment income of $11.7 million, representing a 171% increase from fourth quarter 2009
  Distributable net investment income of $7.0 million (or $0.36 per share), representing a 150% increase from fourth quarter 2009 (1)
  Distributable net realized income of $7.0 million (or $0.37 per share) (1)
  Paid dividends of $0.375 per share, or $0.125 per share for each of October, November and December 2010
  Transferred stock listing to New York Stock Exchange under historical ticker “MAIN”

Fourth Quarter 2010 Operating Results

For the fourth quarter of 2010, total investment income was $11.7 million, a 171% increase over $4.3 million of total investment income for the corresponding period in 2009.  This comparable period increase was principally attributable to (i) $3.8 million of total investment income from portfolio investments held by MSC II, the fund acquired on January 7, 2010, as part of the transactions in which Main Street acquired approximately 88% of the limited partner interests in MSC II (the “Exchange Offer”), (ii) a $2.2 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities and idle funds investments held outside of MSC II, (iii) a $0.5 million increase in dividend income from portfolio equity investments, and (iv) a $0.5 million increase in non-recurring interest income due to higher levels of prepayment activity from our portfolio debt investments.

The $0.4 million of share-based compensation expense recognized during the fourth quarter of 2010 related to non-cash amortization expense for restricted share grants. Operating expenses (total expenses excluding share-based compensation expense) increased to $4.7 million in the fourth quarter of 2010 from $1.5 million in the corresponding period of 2009. This comparable period increase in operating expenses was principally attributable to (i) $1.9 million in interest expense and other operating expenses related to MSC II subsequent to the January 2010 Exchange Offer, (ii) $0.4 million increase in interest expense due to higher relative levels of SBIC debenture and credit facility borrowings other than interest expense related to MSC II in the fourth quarter of 2010, and (iii) higher accrued compensation and other operating expenses compared with the fourth quarter of 2009.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 150% to $7.0 million, or $0.36 per share, in the fourth quarter of 2010 compared with $2.8 million, or $0.26 per share, in the corresponding period of 2009.(1) (5)  The increase in distributable net investment income was primarily due to higher levels of total investment income partially offset by higher interest and other operating expenses, due to the changes discussed above.  Distributable net investment income on a per share basis for the fourth quarter of 2010 reflects (i) approximately $0.03 per share of non-recurring investment income due to prepayment activity as discussed above and (ii) a greater number of average shares outstanding compared to the corresponding 2009 period due to the two 2010 follow-on stock offerings and the shares issued to consummate the Exchange Offer.

Distributable net realized income, which is net realized income before non-cash, share-based compensation expense, increased to $7.0 million, or $0.37 per share, for the fourth quarter of 2010 compared with distributable net realized loss of $6.5 million, or $0.60 per share, in the corresponding period of 2009 due to the higher levels of distributable net investment income as well as the change in total net realized gain or loss from investments.(1) (5)  The net realized gain from investments for the fourth quarter of 2010 was primarily attributable to $0.1 million of net realized gain related to marketable securities and idle funds investments. The net realized loss of $9.3 million during the fourth quarter of 2009 was principally due to realized losses recognized on the exit of investments in two portfolio companies disclosed in prior quarters.

The net increase in net assets resulting from operations attributable to common stock was $9.9 million, or $0.53 per share, in the fourth quarter of 2010 compared with $1.6 million, or $0.15 per share, in the corresponding period of 2009.  The $3.7 million net change in unrealized appreciation during the fourth quarter of 2010 was principally attributable to (i) unrealized appreciation on 27 portfolio investments totaling $6.4 million, partially offset by unrealized depreciation on 11 portfolio investments totaling $5.4 million, (ii) $2.1 million in unrealized appreciation attributable to our SBIC debentures, and (iii) $0.7 million in unrealized appreciation attributable to marketable securities investments.  The noncontrolling interest of $0.3 million recognized during the fourth quarter of 2010 reflected the pro rata portion of MSC II net earnings attributable to the equity interests in MSC II not owned by Main Street.  For the fourth quarter of 2010, we also recognized a net income tax provision of $0.2 million principally related to deferred taxes on unrealized appreciation of equity investments held in our taxable subsidiaries.

Liquidity and Capital Resources

As of December 31, 2010, Main Street had approximately $91.1 million in cash and cash equivalents, marketable securities and idle funds investments.  During 2010, Main Street completed two follow-on public stock offerings in which it sold 6,095,000 shares of common stock at a price to the public in each offering of approximately 123% of the then latest reported Net Asset Value per share, resulting in total net proceeds of approximately $85.9 million. In January 2011, Main Street closed an expansion of its credit facility (the “Credit Facility”) from $85 million to $100 million to provide additional liquidity in support of future investment and operational activities.  The $15 million increase in total commitments pursuant to an accordion feature under the credit facility relates to a new lender relationship which further diversifies the Main Street lending group to a total of six participants. The accordion feature allows for the expansion of the size of the Credit Facility up to $150 million subject to certain conditions.  Borrowings under the Credit Facility bear interest on a per annum basis equal to the applicable LIBOR rate plus 2.50%, and the Credit Facility has a September 2013 maturity date.  As of December 31, 2010, Main Street had $39 million outstanding under the Credit Facility.

As of December 31, 2010, Main Street had $180 million of SBIC debenture leverage outstanding which bears a weighted average fixed interest rate of approximately 5.2%, paid semi-annually, and matures ten years from original issuance. In addition, the weighted average duration for the existing SBIC leverage is approximately 7.1 years as of December 31, 2010.  As of December 31, 2010, Main Street had access to an incremental $45 million in SBIC leverage capacity.

Since December 31, 2010, Main Street has closed $26.5 million of new portfolio investments.  Of the total portfolio investments made subsequent to December 31, 2010, 78% has been secured, interest-bearing debt investments with a weighted average interest rate of 12.9%.  At March 10, 2011, Main Street had (i) $101 million in cash, marketable securities and idle funds investments, (ii) $59 million outstanding under its Credit Facility, and (iii) $210 million of SBIC leverage outstanding.

MSC II Exchange Offer

On January 7, 2010, Main Street consummated the Exchange Offer in which it exchanged 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in MSC II.  Therefore, Main Street’s 2010 consolidated financial results include the results attributable to MSC II subsequent to the Exchange Offer and all related transactions.  MSC II commenced operations in January 2006, is an investment fund that operates as an SBIC, and is managed by Main Street’s wholly owned investment management subsidiary (the “Investment Manager”).  Consummation of the Exchange Offer provides Main Street with access to additional long-term, low-cost leverage capacity through the SBIC program.

Lower Middle Market (“LMM”) Portfolio Statistics (all as of December 31, 2010) (2)

Within its investment portfolio, Main Street had debt and equity investments in 44 LMM portfolio companies. Approximately 77% of Main Street’s LMM portfolio investments at cost were in the form of secured debt investments, and 91% of these debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on Main Street’s LMM portfolio debt investments held at December 31, 2010 was 14.5%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status or liquidation fees payable upon repayment.  Approximately 90% of Main Street’s LMM portfolio debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our LMM portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street’s debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.5 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.3 to 1.0. (4) Including all debt that is junior in priority to Main Street’s debt position, these ratios were approximately 3.2 to 1.0 and 2.8 to 1.0, respectively.(4)

Main Street had equity ownership in 91% of its LMM portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 33%.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of Main Street’s LMM portfolio statistics as of December 31, 2010 and September 30, 2010.

Privately Placed Portfolio Investments (3)

At December 31, 2010, Main Street had privately placed portfolio investments in 16 companies collectively totaling approximately $67.1 million in fair value with a total cost basis of approximately $65.6 million.  Privately placed portfolio investments are generally made in companies larger in size than Main Street’s LMM portfolio companies and are included in the “Non-Control/Non-Affiliate investments” section of Main Street’s balance sheet.  The weighted average revenues for the 16 privately placed portfolio company investments was approximately $352 million. All of Main Street’s privately placed portfolio investments were in the form of debt investments and 71% of such debt investments at cost were secured by first priority liens on portfolio company assets.  The weighted average effective yield on Main Street’s privately placed portfolio debt investments was approximately 12.5% as of December 31, 2010.(3)

Portfolio Quality

Based upon Main Street’s internal investment rating system, with a rating of “1” being the highest and a rating of “5” being the lowest, the weighted average investment rating for Main Street’s investment portfolio was 2.3 and 2.4 at December 31, 2010 and September 30, 2010, respectively.  As of December 31, 2010, Main Street had two investments on non-accrual status that represented 2.6% of the portfolio at fair value, or approximately 3.6% of the portfolio at cost.  Main Street’s portfolio investments at fair value were approximately 109% of the related cost basis as of December 31, 2010.

Fourth Quarter and Full Year 2010 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, March 11, 2011 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2010 financial results.

You may access the conference call by dialing 480-629-9818 or 877-941-8609 and quote passcode 4414348 at least 10 minutes prior to the start time.  The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, March 18, 2011 and may be accessed by dialing 303-590-3030 and using the passcode 4414348.  An audio archive of the conference call will also be available on the investor relations section of the company’s website at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-K for the year ended December 31, 2010 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s Year End 2010 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All LMM portfolio statistics are calculated exclusive of Main Street’s privately placed portfolio investments, marketable securities and idle funds investments, and Main Street’s investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(3) Privately placed portfolio debt investments include investments made through direct or secondary purchases of interest-bearing securities in companies that are generally larger in size than the companies included in Main Street’s LMM investment portfolio.  Weighted average effective yield on privately placed portfolio investments includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any liquidation fees payable upon repayment.

(4) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(5) Per share amounts exclude the earnings attributable to the remaining noncontrolling equity interest in MSC II not owned by Main Street.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies. Main Street’s lower middle market investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio. Main Street also maintains a portfolio of privately placed secured, interest-bearing debt investments in middle market businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to our estimates regarding the incremental amount of SBIC or other leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard / ksdennard@drg-l.com
Ben Burnham / bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$ 4,901,639	$ 1,669,512	$ 17,526,766	$ 8,022,687
Affiliate investments	2,513,046	1,223,298	8,250,622	4,581,295
Non-Control/Non-Affiliate investments	3,073,708	861,924	7,747,739	1,678,962
Total interest, fee and dividend income	10,488,393	3,754,734	33,525,127	14,282,944
Interest from marketable securities, idle funds and other	1,188,501	553,420	2,982,780	1,719,303
Total investment income	11,676,894	4,308,154	36,507,907	16,002,247
EXPENSES:
Interest	(2,670,019)	(960,377)	(9,058,386)	(3,790,702)
General and administrative	(398,055)	(289,523)	(1,437,027)	(1,351,451)
Expenses reimbursed to affiliated Investment Manager	(1,628,622)	(263,693)	(5,263,133)	(569,868)
Share-based compensation	(439,451)	(301,179)	(1,488,709)	(1,068,397)
Total expenses	(5,136,147)	(1,814,772)	(17,247,255)	(6,780,418)
NET INVESTMENT INCOME	6,540,747	2,493,382	19,260,652	9,221,829

NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
Control investments	-	(4,307,134)	(3,587,638)	(3,441,483)
Affiliate investments	-	(5,055,796)	-	(5,055,796)
Non-Control/Non-Affiliate investments	(156,241)	70,628	235	70,628
Marketable securities and idle funds investments	214,159	15,920	707,740	629,103
Total net realized gain (loss) from investments	57,918	(9,276,382)	(2,879,663)	(7,797,548)
NET REALIZED INCOME (LOSS)	6,598,665	(6,783,000)	16,380,989	1,424,281

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION):
Portfolio investments	878,119	7,648,313	12,264,717	9,051,986
Marketable securities and idle funds investments	678,027	(413,974)	781,951	(171,091)
SBIC debentures	2,069,581	-	6,861,971	-
Investment in affiliated Investment Manager	72,433	(303,868)	(269,225)	(638,788)
Total net change in unrealized appreciation	3,698,160	6,930,471	19,639,414	8,242,107

Income tax (provision) benefit	(160,727)	1,500,277	(940,634)	2,289,841
Bargain purchase gain	-	-	4,890,582	-
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	10,136,098	1,647,748	39,970,351	11,956,229
Noncontrolling interest	(264,747)	-	(1,226,487)	-
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS ATTRIBUTABLE TO COMMON STOCK	$ 9,871,351	$ 1,647,748	$ 38,743,864	$ 11,956,229

NET INVESTMENT INCOME PER SHARE - BASIC AND
DILUTED	$ 0.34	$ 0.23	$ 1.16	$ 0.92
NET REALIZED INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$ 0.34	$ (0.63)	$ 0.99	$ 0.14
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS ATTRIBUTABLE TO COMMON STOCK PER
SHARE - BASIC AND DILUTED	$ 0.53	$ 0.15	$ 2.38	$ 1.19
DIVIDENDS PAID PER SHARE	$ 0.38	$ 0.38	$ 1.50	$ 1.50
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	18,734,877	10,797,584	16,292,846	10,042,639

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	December 31, 2010	December 31, 2009

ASSETS

Portfolio investments at fair value:
Control investments (cost: $161,009,443 and $59,544,719 as of
December 31, 2010 and 2009, respectively)	$ 174,596,394	$ 66,400,667
Affiliate investments (cost: $65,650,789 and $39,252,445 as of
December 31, 2010 and 2009, respectively)	80,206,804	46,886,202
Non-Control/Non-Affiliate investments (cost: $91,911,304 and
$27,482,826 as of December 31, 2010 and 2009, respectively)	91,956,221	27,416,287
Investment in affiliated Investment Manager (cost: $4,284,042 and $18,000,000
as of December 31, 2010 and 2009, respectively)	2,051,655	16,036,838

Total portfolio investments (cost: $322,855,578 and $144,279,990 as of
December 31, 2010 and 2009, respectively)	348,811,074	156,739,994
Marketable securities and idle funds investments (cost: $67,970,907 and $3,252,954
as of December 31, 2010 and 2009, respectively)	68,752,858	3,252,954

Total investments (cost: $390,826,485 and $147,532,944 as of
December 31, 2010 and 2009, respectively)	417,563,932	159,992,948

Cash and cash equivalents	22,334,340	30,619,998
Deferred tax asset	1,958,593	2,716,400
Interest receivable and other assets	4,523,792	1,509,608
Deferred financing costs (net of accumulated amortization of $1,504,584 and
$1,071,676 as of December 31, 2010 and 2009, respectively)	2,543,645	1,611,508

Total assets	$ 448,924,302	$ 196,450,462

LIABILITIES

SBIC debentures (par: $180,000,000 and $65,000,000 as of
December 31, 2010 and 2009, respectively; of which $70,557,975 is recorded
at fair value as of December 31, 2010)	$ 155,557,975	$ 65,000,000
Credit facility	39,000,000	-
Interest payable	3,194,870	1,069,148
Payable to affiliated Investment Manager	15,124	217,422
Accounts payable and other liabilities	1,173,295	503,761

Total liabilities	198,941,264	66,790,331
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized;
18,797,444 and 10,842,447 issued and outstanding
as of December 31, 2010 and 2009, respectively)	187,975	108,425
Additional paid-in capital	224,485,165	123,534,156
Accumulated net investment income	9,261,405	7,269,866
Accumulated net realized gain (loss) from investments	(20,541,897)	(15,922,020)
Net unrealized appreciation, net of income taxes	32,141,997	14,669,704

Total Net Asset Value	245,534,645	129,660,131

Noncontrolling interest	4,448,393	-

Total net assets including noncontrolling interests	249,983,038	129,660,131

Total liabilities and net assets	$ 448,924,302	$ 196,450,462

NET ASSET VALUE PER SHARE	$ 13.06	$ 11.96

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income and Distributable Net Realized Income
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Reconciliation of distributable net investment income and distributable net realized income:
Net investment income	$ 6,540,747	$ 2,493,382	$ 19,260,652	$ 9,221,829
Share-based compensation expense	439,451	301,179	1,488,709	1,068,397
Distributable net investment income	6,980,198	2,794,561	20,749,361	10,290,226
Net realized gain (loss) from investments	57,918	(9,276,382)	(2,879,663)	(7,797,548)
Distributable net realized income (loss)	$ 7,038,116	$ (6,481,821)	$ 17,869,698	$ 2,492,678

Per share amounts:
Distributable net investment income per share -
Basic and diluted (1)	$ 0.36	$ 0.26	$ 1.25	$ 1.02
Distributable net realized income per share -
Basic and diluted (1)	$ 0.37	$ (0.60)	$ 1.08	$ 0.25

MAIN STREET CAPITAL CORPORATION
Lower Middle Market (LMM) Portfolio Statistics (1)
(Unaudited)
	As of	As of
	December 31, 2010	September 30, 2010

Number of LMM portfolio companies	44	41

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured	77%	78%
debt (at cost)

% of debt portfolio as first lien	91%	86%
debt (at cost)

Weighted average effective yield (2)	14.5%	14.9%

PORTFOLIO COMPANY CREDIT STATISTICS: (3)

Net debt to EBITDA - excluding
debt junior to Main Street (4)(5)	2.5 to 1.0	2.6 to 1.0

EBITDA to interest expense -
excluding debt junior to Main Street (4)(5)	3.3 to 1.0	3.1 to 1.0

Total net debt to EBITDA (4)(5)	3.2 to 1.0	3.4 to 1.0

Total EBITDA to interest expense (4)(5)	2.8 to 1.0	2.6 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	91%	90%

Average equity ownership (fully diluted)	33%	34%

Notes for LMM portfolio statistics:

(1) The LMM portfolio statistics are based upon the portion of our portfolio which principally consists of direct investments in lower middle market companies and excludes "Privately placed portfolio debt investments", the "Investment in affiliated Investment Manager" and "Marketable securities and idle funds investments."

(2) Weighted average effective yield is calculated based upon LMM portfolio debt investments, including amortization of deferred debt origination fees and accretion of original issue discount, but excluding liquidation fees payable upon repayment and debt investments on non-accrual status.

(3) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(4) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street's debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment.

(5) Portfolio company financial information has not been independently verified by Main Street.

CONTACT:  Todd A. Reppert, President and CFO of Main Street Capital Corporation, +1-713-350-6000, treppert@mainstcapital.com; or Ken Dennard, ksdennard@drg-l.com, or Ben Burnham, bburnham@drg-l.com, both of Dennard Rupp Gray & Lascar, LLC, +1-713-529-6600, for Main Street Capital Corporation